OPTIONS ORDER FLOW AGREEMENT

            This Options Order Flow Agreement (the "Agreement") is entered into as of March 2, 2005, by and between IntercontinentalExchange, Inc., a Delaware corporation ("ICE"), and Optionable Inc, a Delaware corporation (the "Order Flow Provider"), and supersedes and replaces all prior agreements regarding the subject matter hereof.

            WHEREAS, ICE owns and operates an electronic platform for the trading of commodities and derivative products on commodities (the "Platform");

            WHEREAS, the Order Flow Provider is an options broker that has a duly executed Broker Agreement (as defined below) in place with ICE;

            WHEREAS, ICE wishes to have the Order Flow Provider submit certain Transactions to the Platform;

            WHEREAS, the Order Flow Provider has agreed to submit such Transactions through the Platform on the terms and subject to the conditions set forth herein; and

            WHEREAS, the parties wish to set forth the terms and conditions of their agreement;

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

      1. Definitions. Capitalized terms that are not otherwise defined in this Agreement shall have the meanings given to them in the Broker Agreement.

            "Broker Agreement" means the agreement, dated July 1, 2004 between the parties to this Agreement, governing the Order Flow Provider's access to the Platform, as the same may be amended from time to time.

            "Commencement Date" shall mean the first day of the Order Flow Commitment Period, which shall be July 1, 2004.

            "Designated Product" means option contracts on crude oil and natural gas, as well as natural gas fixed price penultimate henry hub swaps, that are traded on the Platform.

            "ICE Commissions" means commissions payable to ICE in connection with the execution of Transactions in Designated Products on the Platform. ICE Commissions do not include fees, charges or amounts payable to entities other than ICE, such as a clearinghouse.


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            "ICE Commission Revenues" means revenues received by ICE in the form of ICE Commissions.

            "Order Flow Commitment Period" means the period from and including the Commencement Date up to and including June 30, 2006.

            "Platform" has the meaning given to such term in the preamble to this Agreement.

            "Transaction" means a purchase or sale of a Designated Product that is submitted to the Platform by the Order Flow Provider as a block trade and which generates ICE Commission Revenue.

      2. Order Flow Commitment. During the Order Flow Commitment Period, the Order Flow Provider agrees, subject to the terms and conditions set forth herein, that it will submit Transactions to the Platform.

      3. ICE Commission Statement. After the end of each calendar quarter during the Order Flow Commitment Period, the parties will work together to promptly exchange information as may be reasonably necessary for ICE to prepare a statement setting forth the ICE Commission Revenues generated by the Order Flow Provider during such calendar quarter by submitting Transactions to the Platform. ICE shall be obligated to prepare such statement and provide the same to Order Flow Provider within 30 days after the end of each calendar quarter during the Order Flow Commitment Period, or as soon as practicable thereafter if there has been any delay in Order Flow Provider providing information to ICE that is reasonably necessary to reconcile the parties' records and prepare the statement.

      4. Quarterly Order Flow Rebate. During the Order Flow Commitment Period, ICE will rebate to Order Flow Provider an amount equal to one half (50%) of the ICE Commission Revenues generated by Transactions submitted by the Order Flow Provider during the calendar quarter (the "Quarterly Rebate"), with the rebate being issued at the same time as the delivery of the ICE Commission Statement.

      5. Representations, Warranties, and Covenants

      a.    Order Flow Provider hereby represents, warrants, and covenants that:

            i. it has all requisite corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

            ii. this Agreement has been duly executed and delivered by Order Flow Provider and constitutes the legal, valid and binding obligation of Order Flow Provider, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether in equity or at law).


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            iii.  it will make its customers and clients for whom it acts in connection with the Platform aware that Order Flow Provider receives order flow rebates as a result of its activities under this Agreement by indicating on each order confirmation; "Optionable, Inc. may receive incentive payments from exchanges or electronic trading platforms for the transactions it submits to them on behalf of its clients". Order Flow Provider acknowledges that this is a material provision of this Agreement.

      b.    ICE hereby represents and warrants that:

            i. it has all requisite corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

            ii. this Agreement has been duly executed and delivered by ICE and constitutes the legal, valid and binding obligation of ICE, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether in equity or at law).


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6.    Termination

      a. This Agreement shall automatically terminate upon the earlier of (i) the conclusion of the Order Flow Commitment Period or (ii) the termination of the Broker Agreement.

      b. Termination of this Agreement does not affect a party's accrued rights and obligations at the date of termination.

7.    Miscellaneous

      a. The provisions of the Broker Agreement regarding Limitation of Liability; Indemnity; Notices; Force Majeure; Waiver; Assignment; Governing Law; Dispute Resolution; Headings; Severability; and Counterparts apply to and are incorporated by reference into this Agreement mutatis mutandis.

      b. In the event of any conflict between this Agreement and the Broker Agreement, the provisions of this Agreement shall prevail.

      c. Neither party shall make any disclosure relating to this Agreement or its terms (collectively, "Confidential Information") to a third party (other than the party's employees, agents, affiliates, accountants or professional advisors who have a need to know such information and have agreed to keep such terms confidential) without the prior approval of the other party, except (i) as may be required by law or otherwise in connection with discussions with regulators or other governmental authorities, including any regulated exchange, or (ii) at such time as such Confidential Information becomes known by the general public (or generally known within the financial services, trading or commodity markets communities) other than through violation of this paragraph.

      d. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each of the parties, and no provision of this Agreement may be waived except in a writing signed by the relevant party.

      e. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.


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            IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                       IntercontinentalExchange, Inc.


                                       By:
                                            ------------------------------------
                                            Signature of authorized signatory

                                       Name:
                                            ------------------------------------

                                       Title:
                                              ----------------------------------

                                       Optionable, Inc.

                                       By:
                                            ------------------------------------
                                            Signature of authorized signatory
                                            Name: Edward J. O'Connor
                                            Title: President


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